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                  [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION]

                                                                    EXHIBIT 99.6

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated December 16, 1999, to the Board of Directors of Trenwick Group Inc. (the "Company") as Appendix G to the Proxy Statement of the Company relating to the merger with LaSalle Re Holdings Limited and (ii) all references to DLJ in the sections captioned "SUMMARY -- Opinions of Financial Advisors", "THE TRANSACTIONS -- Background of the Agreement", "THE TRANSACTIONS -- Reasons for the Transactions; Recommendations of the Boards of Directors", and "THE TRANSACTIONS -- Opinion of Trenwick's Financial Advisor" of the Proxy Statement of Trenwick Group Inc. which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION

                                          By: /s/ LEANDRO S. GALBAN, JR.
                                            ------------------------------------
                                                     Leandro S. Galban, Jr.
                                                     Managing Director

New York, New York
August 17, 2000